As filed with the Securities and Exchange Commission on November 20, 2017

Registration No. 333-203259

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 4 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Genesis Energy, L.P.

Genesis Energy Finance Corporation

(and the subsidiaries identified below in the Table of Subsidiary Guarantor Registrants)

(Exact name of registrant as specified in its charter)

Delaware	76-0513049
Delaware	20-5948137
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

919 Milam, Suite 2100

Houston, Texas 77002

(713) 860-2500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kristen O. Jesulaitis

919 Milam, Suite 2100

Houston, Texas 77002

Telephone: (713) 860-2500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

J. Vincent Kendrick

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 44th Floor

Houston, Texas 77002

Telephone: (713) 220-5839

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered / Proposed Maximum Offering Price Per Unit / Proposed Maximum Aggregate Offering Price / Amount of Registration Fee(1)
Common Units
Preferred Securities
Subordinated Securities
Options
Warrants
Rights
Debt Securities
Guarantees of Debt Securities(2)

(1)	An indeterminate initial offering price, principal amount or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable or exercisable for, such securities. Separate consideration may or may not be received for securities that are being registered that are issued in exchange for, or upon conversion or exercise of, the securities being registered hereunder. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.
(2)	One or more existing or future subsidiaries of Genesis Energy, L.P. may guarantee the debt securities of Genesis Energy, L.P. and Genesis Energy Finance Corporation. If a series of debt securities is guaranteed, such series will be guaranteed by certain subsidiaries other than “minor” subsidiaries as such term is interpreted in securities regulations governing financial reporting for guarantors. Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered.

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No
Antelope Refining, LLC	Delaware	76-0513049
AP Marine, LLC	Delaware	76-0513049
BR Port Services, LLC	Delaware	76-0513049
Cameron Highway Oil Pipeline Company, LLC	Delaware	76-0513049
Cameron Highway Pipeline GP, L.L.C.	Delaware	76-0513049
Cameron Highway Pipeline I, L.P.	Delaware	76-0513049
Casper Express Pipeline, LLC	Delaware	76-0513049
Davison Petroleum Supply, LLC	Delaware	76-0513049
Davison Transportation Services, Inc.	Delaware	26-0614522
Davison Transportation Services, LLC	Delaware	76-0513049
Deepwater Gateway, L.L.C.	Delaware	76-0513049
Flextrend Development Company, L.L.C.	Delaware	76-0513049
GEL CHOPS GP, LLC	Delaware	76-0513049
GEL CHOPS I, L.P.	Delaware	76-0513049
GEL CHOPS II, L.P.	Delaware	76-0513049
GEL Deepwater, LLC	Delaware	76-0513049
GEL IHUB, LLC	Delaware	76-0513049
GEL Louisiana Fuels, LLC	Delaware	76-0513049
GEL Odyssey, LLC	Delaware	76-0513049
GEL Offshore Pipeline, LLC	Delaware	76-0513049
GEL Offshore, LLC	Delaware	76-0513049
GEL Paloma, LLC	Delaware	76-0513049
GEL Pipeline Offshore, LLC	Delaware	76-0513049
GEL Poseidon, LLC	Delaware	76-0513049
GEL PRCS, LLC	Delaware	76-0513049
GEL Sekco, LLC	Delaware	76-0513049
GEL Tex Marketing, LLC	Delaware	76-0513049
GEL Texas Pipeline, LLC	Delaware	76-0513049
GEL Wyoming, LLC	Delaware	76-0513049
Genesis Alkali, LLC	Delaware	76-0513049
Genesis Alkali Holdings, LLC	Delaware	76-0513049
Genesis Alkali Wyoming, LP	Delaware	76-0513049
Genesis BR, LLC	Delaware	76-0513049
Genesis CHOPS I, LLC	Delaware	76-0513049
Genesis CHOPS II, LLC	Delaware	76-0513049
Genesis Crude Oil, L.P.	Delaware	76-0513049
Genesis Davison, LLC	Delaware	76-0513049
Genesis Deepwater Holdings, LLC	Delaware	76-0513049
Genesis Energy, LLC	Delaware	76-0513049
Genesis Free State Holdings, LLC	Delaware	76-0513049
Genesis GTM Offshore Operating Company, LLC	Delaware	76-0513049
Genesis IHUB Holdings, LLC	Delaware	76-0513049
Genesis Marine, LLC	Delaware	76-0513049
Genesis NEJD Holdings, LLC	Delaware	76-0513049
Genesis Odyssey, LLC	Delaware	76-0513049
Genesis Offshore, LLC	Delaware	76-0513049
Genesis Offshore Holdings, LLC	Delaware	76-0513049
Genesis Pipeline Alabama, LLC	Alabama	76-0513049
Genesis Pipeline Texas, L.P.	Delaware	76-0513049
Genesis Pipeline USA, L.P.	Delaware	76-0513049

Genesis Poseidon, LLC	Delaware	76-0513049
Genesis Poseidon Holdings, LLC	Delaware	76-0513049
Genesis Rail Services, LLC	Delaware	76-0513049
Genesis Sailfish Holdings, LLC	Delaware	76-0513049
Genesis Sekco, LLC	Delaware	76-0513049
Genesis SMR Holdings, LLC	Delaware	76-0513049
Genesis Specialty Alkali, LLC	Delaware	76-0513049
Genesis Syngas Investments, L.P.	Delaware	76-0513049
Genesis Texas City Terminal, LLC	Delaware	76-0513049
High Island Offshore System, L.L.C.	Delaware	76-0513049
Manta Ray Gathering Company, L.L.C.	Texas	76-0513049
Matagorda Offshore, LLC	Texas	76-0513049
Milam Services, Inc.	Delaware	36-4704817
Poseidon Pipeline Company, L.L.C.	Delaware	76-0513049
Powder River Crude Services, LLC	Delaware	76-0513049
Powder River Express, LLC	Delaware	76-0513049
Powder River Operating, LLC	Delaware	76-0513049
Pronghorn Rail Services, LLC	Delaware	76-0513049
Red River Terminals, L.L.C.	Louisiana	76-0513049
Sailfish Pipeline Company, L.L.C.	Delaware	76-0513049
Seahawk Shoreline System, LLC	Texas	76-0513049
Southeast Keathley Canyon Pipeline Company, L.L.C.	Delaware	76-0513049
TBP2, LLC	Delaware	76-0513049
TDC Services, LLC	Delaware	26-0614359
TDC, L.L.C.	Louisiana	76-0513049
Texas City Crude Oil Terminal, LLC	Delaware	76-0513049
Thunder Basin Holdings, LLC	Delaware	76-0513049
Thunder Basin Pipeline, LLC	Delaware	76-0513049

*	The address for each registrant’s principal executive office is 919 Milam, Suite 2100 Houston, Texas 77002 and the telephone number for each registrant’s principal executive office is (713) 860-2500.

EXPLANATORY NOTE

This Post-Effective Amendment to the Registration Statement (File No. 333- 203259) is being filed for the purpose of adding GEL Paloma, LLC, a Delaware limited liability company, Genesis Alkali, LLC, a Delaware limited liability company, Genesis Alkali Holdings, LLC, a Delaware limited liability company, Genesis Alkali Wyoming, LP, a Delaware limited partnership, and Genesis Specialty Alkali, LLC, a Delaware limited liability company (collectively, the “Additional Co-Registrants”), each a wholly owned subsidiary of Genesis Energy, L.P., as Co-Registrants that may potentially be guarantors of some or all of the debt securities with respect to which offers and sales are registered under this Registration Statement. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses, other than selling or underwriting discounts and commissions, we expect to incur in connection with the issuance and distribution of the securities being registered. All amounts shown are estimated except the Commission registration fee. Genesis Energy, L.P. will bear all such costs and expenses.

Securities and Exchange Commission registration fee*	$	**
Accounting fees and expenses		**
Legal fees and expenses		**
Printing and engraving expenses		**
Transfer agent and registrar fees		**
Trustee fees and expenses		**
Listing fees		**
Miscellaneous		**

Total	$	**

*	Under Rules 456(b) and 457(r), the Commission registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.
**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Genesis Energy, L.P.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited partnership agreement, a Delaware limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever. The partnership agreement of Genesis Energy, L.P. provides that Genesis Energy, L.P. will indemnify (to the fullest extent permitted by applicable law) certain persons (each, an “Indemnitee”) from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts incurred by such Indemnitee in connection with any claim, demand, action, suit or proceeding to which the Indemnitee is or was an actual or threatened party by reason or its status as an Indemnitee. This indemnity is available only if the Indemnitee acted in good faith, in a manner in which such Indemnitee believed to be in, or not opposed to, the best interests of Genesis and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. Indemnitees include our general partner, any Departing Partner (as defined in the partnership agreement of Genesis Energy, L.P.), any affiliate of our general partner or any Departing Partner, any person who is or was a director, officer, employee, agent or trustee of our general partner or any Departing Partner or any affiliate of either (including Genesis Energy, L.P. and its subsidiaries), or any person who is or was serving at the request of our general partner, any Departing Partner, or any such affiliate as a director, officer, employee, member, partner, agent fiduciary or trustee of another person. Expenses subject to indemnity will be paid by the partnership to the Indemnitee in advance, subject to receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if it is ultimately determined that the Indemnitee is not entitled to indemnification. Genesis Energy, L.P. will, to the extent commercially reasonable, purchase and maintain insurance on behalf of the Indemnitees, whether or not Genesis Energy, L.P. would have the power to indemnify such Indemnitees against liability under the partnership agreement.

Genesis Energy, L.P. has entered into indemnification agreements with the directors of its general partner. Those agreements provide, among other things, that Genesis Energy, L.P. will indemnify each director in the event that such director becomes a party or otherwise a participant in any action or proceeding on account of such director’s service as a director (or service for another entity in any capacity at the request of our general partner or Genesis Energy, L.P.) to the fullest extent permitted by applicable law. Under each indemnification agreement, Genesis Energy, L.P. has agreed to pay, in advance of the final disposition of any such action or proceeding, expenses (including attorneys’ fees) incurred by each director in defending or otherwise responding to such action or proceeding. The contractual rights to indemnification provided by the indemnification agreements are subject to the limitations and conditions specified in those agreements, and are in addition to any other rights the directors may have under our general partner’s limited liability company agreement and the partnership agreement of Genesis Energy, L.P. (each as amended from time to time) and applicable law. Our general partner is party to each of those indemnification agreements. Genesis Energy, L.P. has joint and several liability with our general partner for all obligations owed to those directors under those indemnification agreements. Under the partnership agreement of Genesis Energy, L.P., it has agreed to reimburse and indemnify our general partner for all costs and expenses it incurs in connection with being general partner of Genesis Energy, L.P., including any costs and expenses related to indemnifying its directors.

Reference is made to Exhibit 1.1 hereto, which will contain provisions for indemnification of Genesis Energy, L.P., our general partner and its directors, officers, and any controlling persons, against certain liabilities for information furnished by the underwriters and/or agents, as applicable, expressly for use in a prospectus supplement.

Genesis Energy Finance Corporation

Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. Also, Article VIII of the certificate of incorporation and Article VIII of the bylaws of Genesis Energy Finance Corporation provide for the indemnification of directors and officers of the company and such directors and officers who serve at the request of the company as directors, officers, employees or agents of any other enterprise against certain liabilities under certain circumstances.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our company as set forth above, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Subsidiary Guarantor Registrants

Antelope Refining, LLC, AP Marine, LLC, BR Port Services, LLC, Cameron Highway Oil Pipeline Company, LLC, Cameron Highway Pipeline GP, L.L.C., Casper Express Pipeline, LLC, Davison Petroleum Supply, LLC, Davison Transportation Services, LLC, Deepwater Gateway, L.L.C., Flextrend Development Company, L.L.C., GEL CHOPS GP, LLC, GEL Deepwater, LLC, GEL IHUB, LLC, GEL Louisiana Fuels, LLC, GEL Odyssey, LLC, GEL Offshore Pipeline, LLC, GEL Offshore, LLC, GEL Paloma, LLC, GEL Pipeline Offshore, LLC, GEL Poseidon, LLC, GEL PRCS, LLC, GEL Sekco, LLC, GEL Tex Marketing, LLC, GEL Texas Pipeline, LLC, GEL Wyoming, LLC, Genesis Alkali, LLC, Genesis Alkali Holdings, LLC, Genesis Specialty Alkali, LLC Genesis BR, LLC, Genesis CHOPS I, LLC, Genesis CHOPS II, LLC, Genesis Davison, LLC, Genesis Deepwater Holdings, LLC, Genesis Energy, LLC, Genesis Free State Holdings, LLC, Genesis GTM Offshore Operating Company, LLC, Genesis IHUB Holdings, LLC, Genesis Marine, LLC, Genesis NEJD Holdings, LLC, Genesis Odyssey, LLC, Genesis Offshore, LLC, Genesis Offshore Holdings, LLC, Genesis Poseidon, LLC, Genesis Poseidon Holdings, LLC, Genesis Rail Services, LLC, Genesis Sailfish Holdings, LLC, Genesis Sekco, LLC, Genesis SMR Holdings, LLC, Genesis Texas City Terminal, LLC, High Island Offshore System, L.L.C., Poseidon Pipeline Company, L.L.C., Powder River Crude Services, LLC, Powder River Express, LLC, Powder River Operating, LLC, Pronghorn Rail Services, LLC, Sailfish Pipeline Company, L.L.C., Southeast Keathley Canyon Pipeline Company, L.L.C., TBP2, LLC, TDC Services, LLC, Texas City Crude Oil Terminal, LLC, Thunder Basin Holdings, LLC and Thunder Basin Pipeline, LLC are all Delaware limited liability companies. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of each Delaware subsidiary guarantor registrant provides for the indemnification of its member, officers and managers to the fullest extent permitted by Delaware law against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings (civil, criminal, administrative or investigative) in which such person may be involved, or is threatened to be involved, as a party or otherwise, arising out of any act or omission of any of such person in connection with the operations of the company, unless such act or omission was committed in bad faith or was the result of active and deliberate dishonesty, such person did not reasonably believe that such person was acting in the best interests of the company, such person actually received an improper personal benefit in money, property or services, or in the case of a criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful.

Cameron Highway Pipeline I, L.P., GEL CHOPS I, L.P., GEL CHOPS II, L.P., Genesis Alkali Wyoming, LP, Genesis Crude Oil, L.P., Genesis Pipeline Texas, L.P., Genesis Pipeline USA, L.P. and Genesis Syngas Investments, L.P. are all Delaware limited partnerships. Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited partnership agreement, a Delaware limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

Red River Terminals, L.L.C. and TDC, L.L.C. are Louisiana limited liability companies. Section 12:83 of the Louisiana Business Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another business, foreign or nonprofit corporation, partnership, joint venture, or other enterprise. The indemnity may include expenses, including attorney fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 12:83 further provides that a Louisiana corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions except that no indemnification is permitted without judicial approval if the director or officer shall have been adjudged to be liable for willful or intentional misconduct in the performance of his duty to the corporation. Where an officer or director is successful on the merits or otherwise in any defense of any action referred to above or any claim therein, the corporation must indemnify him against such expenses that such officer or director actually incurred. Section 12:83 permits a corporation to pay expenses incurred by the officer or director in defending an action, suit or proceeding in advance of the final disposition thereof if approved by the board of directors. Section 12:1315(2) of the Louisiana Limited Liability Company Act provides for indemnification of a member or members, or a manager or managers, for judgments, settlements, penalties, fines, or expenses incurred because he is or was a member or manager.

Genesis Pipeline Alabama, LLC is an Alabama limited liability company. Section 10A-5A-4.10 of the Code of Alabama permits a limited liability company to indemnify and hold harmless a member or other person, pay in advance or reimburse expenses incurred by a member or other person, and purchase and maintain insurance on behalf of a member or other person.

Manta Ray Gathering Company, L.L.C., Matagorda Offshore, LLC and Seahawk Shoreline System, LLC are Texas limited liability companies. Section 101.402 of the Texas Business Organizations Code provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Davison Transportation Services, Inc. and Milam Services, Inc. are Delaware corporations. Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

ITEM 16.	EXHIBITS

Exhibit Number	Description

1.1*	Underwriting Agreement

2.1#	Purchase and Sale Agreement, dated July 16, 2015, by and between Genesis Energy L.P. and Enterprise Products Operating, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K/A dated July 16 2015, File No. 001-12295).

2.2#	Stock Purchase Agreement, dated August 2, 2017, by and among Genesis Energy, L.P., Tronox US Holdings, Tronox Alkali Corporation and, for the purposes set forth therein, Tronox Limited (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated August 7, 2017, File No. 001-12295)

4.1	Certificate of Limited Partnership of Genesis Energy, L.P. (incorporated by reference to Exhibit 3.1 to Amendment No. 2 of the Registration Statement on Form S-1, File No. 333-11545)

4.2	Amendment to the Certificate of Limited Partnership of Genesis Energy, L.P. (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011, File No. 001-12295)

4.3	Fifth Amended and Restated Agreement of Limited Partnership of Genesis Energy, L.P. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated January 3, 2011, File No. 001-12295)

4.4	First Amendment to Fifth Amended and Restated Agreement of Limited Partnership of Genesis Energy, L.P., dated September 1, 2017 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated September 7, 2017, File No. 001-12295)

4.5	Certificate of Conversion of Genesis Energy, Inc., a Delaware corporation, into Genesis Energy, LLC, a Delaware limited liability company (incorporated by reference to Exhibit 3.1 to Form 8-K dated January 7, 2009, File No. 001-12295)

4.6	Certificate of Formation of Genesis Energy, LLC (formerly Genesis Energy, Inc.) (incorporated by reference to Exhibit 3.2 to Form 8-K dated January 7, 2009, File No. 001-12295)

4.7	Second Amended and Restated Limited Liability Company Agreement of Genesis Energy, LLC dated December 28, 2010 (incorporated by reference to Exhibit 3.2 to Form 8-K dated January 3, 2011, File No. 001-12295)

4.8	Certificate of Incorporation of Genesis Energy Finance Corporation, dated as of November 27, 2006 (incorporated by reference to Exhibit 3.7 to Registration Statement on Form S-4 filed on September 26, 2011, File No. 333-177012)

4.9	Bylaws of Genesis Energy Finance Corporation (incorporated by reference to Exhibit 3.8 to Registration Statement on Form S-4 filed on September 26, 2011, File No. 333-177012)

4.10	Form of Unit Certificate of Genesis Energy, L.P. (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, File No. 001-12295)

4.11	Unitholder Rights Agreement dated July 25, 2007 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K dated July 31, 2007, File No. 001-12295)

4.12	Amendment No. 1 to the Unitholder Rights Agreement dated October 15, 2007 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated October 19, 2007, File No. 001-12295)

4.13	Amendment No. 2 to the Unitholder Rights Agreement dated December 28, 2010 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K dated January 3, 2011, File No. 001-12295)

4.14*	Form of Preferred Security Certificate

4.15*	Form of Subordinated Security Certificate

4.16*	Form of Warrant Agreement

4.17*	Form of Warrant Certificate

4.18*	Form of Option Agreement

4.19*	Form of Rights Agreement

4.20*	Form of Debt Securities

4.21	Indenture, dated May 21, 2015, among Genesis Energy, L.P., Genesis Energy Finance Corporation, the Guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated May 21, 2015, File No. 001-12295)

4.22	Form of Subordinated Debt Indenture (incorporated by reference to Exhibit 4.14 to Registration Statement on Form S-3 filed on May 9, 2014, File No. 333-195858)

5.1***	Opinion of Akin Gump Strauss Hauer & Feld LLP as to the legality of the securities (other than the subsidiary guarantees of the Additional Co-Registrants)

5.2***	Opinion of Akin Gump Strauss Hauer & Feld LLP as to the legality of the subsidiary guarantees of the additional co-registrants added pursuant to Post-Effective Amendment No. 1

5.3***	Opinion of Akin Gump Strauss Hauer & Feld LLP as to the legality of the subsidiary guarantees of the additional co-registrants added pursuant to Post-Effective Amendment No. 2

5.4***	Opinion of Akin Gump Strauss Hauer & Feld LLP as to the legality of the subsidiary guarantees of the additional co-registrants added pursuant to Post-Effective Amendment No. 3

5.5**	Opinion of Akin Gump Strauss Hauer & Feld LLP as to the legality of the subsidiary guarantees of the Additional Co-Registrants

8.1***	Opinion of Akin Gump Strauss Hauer & Feld LLP as to certain federal income tax matters

12.1**	Computation of Ratio of Earnings to Fixed Charges

23.1***	Consent of Deloitte & Touche LLP

23.2	Consent of PricewaterhouseCoopers LLP (incorporated by reference to Exhibit 23.1 to the Company’s Current Report on Form 8-K/A dated September 20, 2017, File No. 001-12295)

23.3	Consent of RSM US LLP (incorporated by reference to Exhibit 23.2 to the Company’s Current Report on Form 8-K/A dated September 20, 2017, File No. 001-12295)

23.4***	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1)

23.5***	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.2)

23.6***	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.3)

23.7***	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.4)

23.8**	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.5)

23.9***	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 8.1)

23.10***	Consent of Deloitte & Touche LLP

23.11	Consent of PricewaterhouseCoopers LLP (incorporated by reference to Exhibit 23.1 to the Current Report on Form 8-K dated November 17, 2017, File No. 001-12295)

24.1	Powers of Attorney (included on the signature pages of the Registration Statement on Form S-3 filed on April 6, 2015)

24.2	Powers of Attorney (included on the signature pages of Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed on July 6, 2015)

24.3	Powers of Attorney (included on the signature pages of Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed on July 16, 2015)

24.4	Powers of Attorney (included on the signature pages of Post-Effective Amendment No. 3 to the Registration Statement on Form S-3 filed on August 3, 2017)

24.5	Powers of Attorney (included on the signature pages)

25.1***	Form T-1 Statement of Eligibility and Qualification with respect to the Senior Debt Indenture

25.2***	Form T-1 Statement of Eligibility and Qualification with respect to the Subordinated Debt Indenture

*	To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or in a post-effective amendment to this registration statement.
**	Filed herewith.
***	Previously filed as an exhibit to this Registration Statement.
#	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.

ITEM 17.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in the reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, in the State of Texas, on November 20, 2017.

GENESIS ENERGY, L.P.

By:	GENESIS ENERGY, LLC, its general partner

By:	/s/ Robert V. Deere
Robert V. Deere
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities set forth below on November 20, 2017.

SIGNATURE	TITLE
(OF GENESIS ENERGY, LLC)*

/s/ Grant E. Sims	Chief Executive Officer and Director (Principal Executive Officer)
Grant E. Sims

/s/ Robert V. Deere	Chief Financial Officer (Principal Financial Officer)
Robert V. Deere

/s/ Karen N. Pape	Senior Vice President and Controller (Principal Accounting Officer)
Karen N. Pape

*	Director
Conrad P. Albert

*	Director
James E. Davison

*	Director
James E. Davison, Jr.

*	Director
Sharilyn S. Gasaway

*	Director
Kenneth M. Jastrow, II

SIGNATURE	TITLE
(OF GENESIS ENERGY, LLC)*

*	Director
Jack T. Taylor

*By:	/s/ Robert V. Deere
Robert V. Deere, Attorney-in-Fact

*	Genesis Energy, LLC is the sole general partner of Genesis Energy, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, in the State of Texas, on November 20, 2017.

GENESIS ENERGY FINANCE CORPORATION

By:	/s/ Robert V. Deere
Robert V. Deere
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities set forth below on November 20, 2017.

SIGNATURE	TITLE

/s/ Grant E. Sims	Chief Executive Officer and Director (Principal Executive Officer)
Grant E. Sims

/s/ Robert V. Deere	Chief Financial Officer and Director (Principal Financial Officer)
Robert V. Deere

/s/ Karen N. Pape	Senior Vice President and Director (Principal Accounting Officer)
Karen N. Pape

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, in the State of Texas, on November 20, 2017.

GENESIS CRUDE OIL, L.P. GENESIS PIPELINE TEXAS, L.P. GENESIS PIPELINE USA, L.P. GENESIS SYNGAS INVESTMENTS, L.P.

By:	GENESIS ENERGY, LLC, its general partner

By:	/s/ Robert V. Deere
Robert V. Deere
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities set forth below on November 20, 2017.

SIGNATURE	TITLE
(OF GENESIS ENERGY, LLC)*

/s/ Grant E. Sims	Chief Executive Officer and Director (Principal Executive Officer)
Grant E. Sims

/s/ Robert V. Deere	Chief Financial Officer (Principal Financial Officer)
Robert V. Deere

/s/ Karen N. Pape	Senior Vice President and Controller (Principal Accounting Officer)
Karen N. Pape

*	Director
Conrad P. Albert

*	Director
James E. Davison

*	Director
James E. Davison, Jr.

*	Director
Sharilyn S. Gasaway

SIGNATURE	TITLE
(OF GENESIS ENERGY, LLC)*

*	Director
Kenneth M. Jastrow, II

*	Director
Jack T. Taylor

*By:	/s/ Robert V. Deere
Robert V. Deere, Attorney-in-Fact

*	Genesis Energy, LLC is the sole general partner of Genesis Crude Oil, L.P., Genesis Pipeline Texas, L.P., Genesis Pipeline USA, L.P., and Genesis Syngas Investments, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, in the State of Texas, on November 20, 2017.

DAVISON TRANSPORTATION SERVICES, INC. MILAM SERVICES, INC.

By:	/s/ Robert V. Deere
Robert V. Deere
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities set forth below on November 20, 2017.

SIGNATURE	TITLE

/s/ Grant E. Sims	Chief Executive Officer and Director (Principal Executive Officer)
Grant E. Sims

/s/ Robert V. Deere	Chief Financial Officer and Director (Principal Financial Officer)
Robert V. Deere

/s/ Karen N. Pape	Senior Vice President and Director (Principal Accounting Officer)
Karen N. Pape

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, in the State of Texas, on November 20, 2017.

ANTELOPE REFINING, LLC

AP MARINE, LLC

BR PORT SERVICES, LLC

CAMERON HIGHWAY PIPELINE GP, L.L.C.

CAMERON HIGHWAY PIPELINE I, L.P.

CASPER EXPRESS PIPELINE, LLC

DAVISON PETROLEUM SUPPLY, LLC

DAVISON TRANSPORTATION SERVICES, LLC

DEEPWATER GATEWAY, L.L.C.

FLEXTREND DEVELOPMENT COMPANY, L.L.C.

GEL CHOPS GP, LLC

GEL CHOPS I, L.P.

GEL CHOPS II, L.P.

GEL DEEPWATER, LLC

GEL IHUB, LLC

GEL LOUISIANA FUELS, LLC

GEL ODYSSEY, LLC

GEL OFFSHORE, LLC

GEL OFFSHORE PIPELINE, LLC

GEL PIPELINE OFFSHORE, LLC

GEL POSEIDON, LLC

GEL PRCS, LLC

GEL SEKCO, LLC

GEL TEX MARKETING, LLC

GEL TEXAS PIPELINE, LLC

GEL WYOMING, LLC

GENESIS BR, LLC

GENESIS CHOPS I, LLC

GENESIS CHOPS II, LLC

GENESIS DAVISON, LLC

GENESIS DEEPWATER HOLDINGS, LLC

GENESIS FREE STATE HOLDINGS, LLC

GENESIS GTM OFFSHORE OPERATING COMPANY, LLC

GENESIS IHUB HOLDINGS, LLC

GENESIS MARINE, LLC

GENESIS NEJD HOLDINGS, LLC

GENESIS ODYSSEY, LLC

GENESIS OFFSHORE, LLC

GENESIS OFFSHORE HOLDINGS, LLC

GENESIS PIPELINE ALABAMA, LLC

GENESIS POSEIDON, LLC

GENESIS POSEIDON HOLDINGS, LLC

GENESIS RAIL SERVICES, LLC

GENESIS SAILFISH HOLDINGS, LLC

GENESIS SEKCO, LLC

GENESIS SMR HOLDINGS, LLC

GENESIS TEXAS CITY TERMINAL, LLC

HIGH ISLAND OFFSHORE SYSTEM, L.L.C.

MANTA RAY GATHERING COMPANY, L.L.C.

MATAGORDA OFFSHORE, LLC

POSEIDON PIPELINE COMPANY, L.L.C.

POWDER RIVER CRUDE SERVICES, LLC

POWDER RIVER EXPRESS, LLC

POWDER RIVER OPERATING, LLC

PRONGHORN RAIL SERVICES, LLC

RED RIVER TERMINALS, L.L.C.

SAILFISH PIPELINE COMPANY, LLC

SEAHAWK SHORELINE SYSTEM, LLC

SOUTHEAST KEATHLEY CANYON PIPELINE COMPANY, L.L.C.

TBP2, LLC

TDC, L.L.C.

TDC SERVICES, LLC

TEXAS CITY CRUDE OIL TERMINAL, LLC

THUNDER BASIN HOLDINGS, LLC

THUNDER BASIN PIPELINE, LLC

By:	/s/ Robert V. Deere
Robert V. Deere
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities set forth below on November 20, 2017.

SIGNATURE	TITLE

/s/ Grant E. Sims	Chief Executive Officer* (Principal Executive Officer)
Grant E. Sims

/s/ Robert V. Deere	Chief Financial Officer* (Principal Financial Officer)
Robert V. Deere

/s/ Karen N. Pape	Senior Vice President* (Principal Accounting Officer)
Karen N. Pape

*	Of the Registrant and of (i) Genesis Energy, LLC, in its capacity as the general partner of Genesis Crude Oil, L.P., in its capacity as the sole member of BR Port Services, LLC, Casper Express Pipeline, LLC, Genesis BR, LLC, Genesis CHOPS I, LLC, Genesis CHOPS II, LLC, Genesis Davison, LLC, Genesis Free State Holdings, LLC, Genesis Marine, LLC, Genesis Odyssey, LLC, Genesis Offshore, LLC, Genesis Offshore Holdings, LLC, Genesis Pipeline Alabama, LLC, Genesis Poseidon, LLC, Genesis Rail Services, LLC, Genesis Sekco, LLC, Genesis Texas City Terminal, LLC, GEL Texas Pipeline, LLC, GEL Wyoming, LLC, and Pronghorn Rail Services, LLC; (ii) Genesis Davison, LLC, in its capacity as the sole member of Davison Petroleum Supply, LLC, Davison Transportation Services, LLC, Red River Terminals, L.L.C. and Texas City Crude Oil Terminal, LLC; (iii) Genesis Energy, LLC, in its capacity as the general partner of Genesis Energy, L.P., in its capacity as the sole member of Genesis NEJD Holdings, LLC; (iv) Davison Petroleum Supply, LLC, in its capacity as the sole member of GEL Louisiana Fuels, LLC, GEL Tex Marketing, LLC and TDC, L.L.C.; (v) Genesis CHOPS II, LLC, in its capacity as the sole member of GEL CHOPS GP, LLC; (vi) Genesis Sekco, LLC, in its capacity as the sole member of GEL Sekco, LLC; (vii) Genesis Offshore, LLC, in its capacity as the sole member of GEL Offshore, LLC; (viii) GEL Offshore, LLC, in its capacity as the sole member of GEL Offshore Pipeline, LLC and GEL Pipeline Offshore, LLC; (ix) Genesis Poseidon, LLC, in its capacity as the sole member of GEL Poseidon, LLC; (x) Genesis Odyssey, LLC, in its capacity as the sole member of GEL Odyssey, LLC; (xi) Davison Transportation Services, Inc., in its capacity as the sole member of TDC Services, LLC; (xii) Genesis Marine, LLC, in its capacity as sole member of AP Marine, LLC; (xiii) GEL Wyoming, LLC, in its capacity as the sole member of GEL PRCS, LLC, Powder River Express, LLC, Powder River Operating, LLC, TBP2, LLC, and Thunder Basin Holdings, LLC; (xiv) GEL PRCS, LLC, in its capacity as the sole member of Powder River Crude Services, LLC; (xv) Thunder Basin Holdings, LLC, in its capacity as the sole member of Antelope Refining, LLC and Thunder Basin Pipeline, LLC; (xvi) Genesis Offshore Holdings, LLC, in its capacity as the sole member of Cameron Highway Pipeline GP, L.L.C., Genesis Poseidon Holdings, LLC, Genesis SMR Holdings, LLC, High Island Offshore System, L.L.C., Flextrend Development Company, L.L.C., Genesis GTM Offshore Operating Company, LLC, Matagorda Offshore, LLC, and Seahawk Shoreline System, LLC; (xvii) Genesis SMR Holdings, LLC, in its capacity as the sole member of Manta Ray Gathering Company, L.L.C. and Sailfish Pipeline Company, LLC; (xviii) Genesis Poseidon Holdings, LLC, in its capacity as the sole member of Poseidon Pipeline Company, L.L.C.; (xix) Cameron Highway Pipeline GP, L.L.C. in its capacity as the general partner of Cameron Highway Pipeline I, L.P.; (xx) Manta Ray Gathering Company, L.L.C., in its capacity as the sole member of Genesis Deepwater Holdings, LLC, Genesis IHUB Holdings, LLC, and Deepwater Gateway L.L.C.; (xxi) Genesis Deepwater Holdings, LLC, in its capacity as the sole member of GEL Deepwater, LLC; (xxii) Genesis IHUB Holdings, LLC in its capacity as the sole member of GEL IHUB, LLC; (xxiii) Manta Ray Gathering Company, LLC, in its capacity as a member of Southeast Keathley Canyon Pipeline Company, L.L.C.; (xxiv) Genesis Sekco, LLC, in its capacity as the sole member of GEL Sekco, LLC, in its capacity as a member of Southeast Keathley Canyon Pipeline Company, L.L.C.; and (xxv) GEL CHOPS GP, LLC, in its capacity as the sole general partner of GEL CHOPS I, L.P. and GEL CHOPS II, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, in the State of Texas, on November 20, 2017.

GENESIS ENERGY, LLC

By:	/s/ Robert V. Deere
Robert V. Deere
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities set forth below on November 20, 2017.

SIGNATURE	TITLE
(OF GENESIS ENERGY, LLC)

/s/ Grant E. Sims	Chief Executive Officer and Director (Principal Executive Officer)
Grant E. Sims

/s/ Robert V. Deere	Chief Financial Officer (Principal Financial Officer)
Robert V. Deere

/s/ Karen N. Pape	Senior Vice President and Controller (Principal Accounting Officer)
Karen N. Pape

*	Director
Conrad P. Albert

*	Director
James E. Davison

*	Director
James E. Davison, Jr.

*	Director
Sharilyn S. Gasaway

*	Director
Kenneth M. Jastrow, II

SIGNATURE	TITLE
(OF GENESIS ENERGY, LLC)

*	Director
Jack T. Taylor

*By:	/s/ Robert V. Deere
Robert V. Deere, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, in the State of Texas, on November 20, 2017.

GEL PALOMA, LLC GENESIS ALKALI, LLC GENESIS ALKALI HOLDINGS, LLC GENESIS ALKALI WYOMING, LP GENESIS SPECIALTY ALKALI, LLC

By:	/s/ Robert V. Deere
Robert V. Deere
Chief Financial Officer

Each person whose signature appears below hereby constitutes and appoints Grant E. Sims, Robert V. Deere, Kristen O. Jesulaitis and Karen N. Pape, and each of them, any of whom may act without the joinder of the other, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities set forth below on November 20, 2017.

SIGNATURE	TITLE

/s/ Grant E. Sims	Chief Executive Officer* (Principal Executive Officer)
Grant E. Sims

/s/ Robert V. Deere	Chief Financial Officer* (Principal Financial Officer)
Robert V. Deere

/s/ Karen N. Pape	Senior Vice President* (Principal Accounting Officer)
Karen N. Pape

*	Of the Registrant and of (i) Genesis Energy, LLC, in its capacity as the general partner of Genesis Crude Oil, L.P., in its capacity as the sole member of Genesis Alkali Holdings, LLC and Genesis Offshore Holdings, LLC; (ii) Genesis Alkali Holdings, LLC, in its capacity as the sole member of Genesis Alkali, LLC and as the general partner of Genesis Alkali Wyoming, LP; (iii) Genesis Alkali Wyoming, LP, in its capacity as the sole member of Genesis Specialty Alkali, LLC; and (iv) Genesis Offshore Holdings, LLC, in its capacity as sole member of GEL Paloma, LLC.